                                                                    EXHIBIT 10.1

                                                               Execution Version


               THIS AGREEMENT CONTAINS AN ARBITRATION PROVISION

                               AMTC CORPORATION
                            STOCK OPTION AGREEMENT


     THIS AGREEMENT (the "Agreement"), effective as of April 29, 1998, is made and entered into by and between Amtech Corporation d/b/a AMTC Corporation, a Texas corporation (the "Company"), and David P. Cook (the "Optionee").

                                  WITNESSETH:

     WHEREAS, the Board of Directors of the Company has determined that in consideration of Optionee entering into an Employment Agreement as of the date hereof (the "Employment Agreement"), it is in the best interest of the Company to grant to the Optionee an Option (the "Option") to purchase Common Stock, $.01 par value, of the Company (the "Common Stock");

     WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Option.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and as an inducement to the Optionee to continue as an employee of the Company and to promote the success of the business of the Company, the parties hereby agree as follows:

     1. Grant of Option. The Company hereby grants to the Optionee, upon the terms set forth in this Agreement, the Option to acquire 4,254,627 shares of Common Stock, at an exercise price per share of $7.00, effective as of April 29, 1998 (the "Award Date"). The Optionee hereby accepts the Option from the Company.

     2. Vesting. The shares of Common Stock subject to the Option shall vest in seven equal quarterly installments of 531,828 shares on each of August 1, 1998; November 1, 1998; February 1, 1999; May 1, 1999; August 1, 1999; November 1, 1999; and February 1, 2000; and an installment of 531,831 shares on May 1, 2000; subject to the following:

     (a) the Option shall immediately vest in full as to all shares of Common Stock subject hereto (i) upon the occurrence of a "Change of Control (as defined below); or (ii) Optionee resigns employment with the Company pursuant to Subsection 8(D)(1) (Employee resigns for "Good Reason") of the Employment Agreement; or (iii) Optionee's employment is terminated by the Company pursuant to Subsection 8(E) (Company terminates without "Cause") of the Employment Agreement; and

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     (b) the Option shall cease to vest (i) the day following the first vesting date following the applicable "Date of Termination" (as defined in Subsection 8(I) of the Employment Agreement) if Optionee's employment with the Company terminates pursuant to Subsection 8(A)(Employee's death), Subsection 8(B)(Company terminates because of Employee's incapacity), Subsection 8(D)(2)(Employee terminates because of poor health), or Subsection 8(G)(Company terminates for "Non-Performance") of the Employment Agreement and (ii) immediately on the "Date of Termination" if Optionee's employment with the Company terminates pursuant to Subsection 8(C)(Company terminates with "Cause") or Subsection 8(F)(Employee terminates upon notice) of the Employment Agreement; provided, however, that if Employee's employment terminates pursuant to Subsection 8(G)(Company terminates for "Non-Performance") and at the Date of Termination applicable thereto, a tender offer has been made with respect to the Company's Common Stock or the Company has received a proposal soliciting a Sale of the Company or of any Material Subsidiary and such offer or proposal results in the occurrence of a Change of Control, then the Option shall immediately vest in full as to all shares of Common Stock subject hereto effective as of the date of the occurrence of the Change of Control.

     3. Exercise. In order to exercise the Option with respect to any vested shares of Common Stock hereunder, the Optionee shall provide written notice to the Company at its principal executive office to the attention of the Company's chief financial officer. The notice must: (i) state the number of shares of Common Stock being purchased; (ii) be signed or otherwise given by the Optionee (or by a permitted transferee pursuant to this Agreement); (iii) be accompanied by payment of the aggregate exercise price for all shares of Common Stock being purchased (unless the Optionee has provided for payment through a broker-dealer or other means as permitted under this Agreement); and (iv) be accompanied by payment of the amount that the Company is required to withhold for federal income or other tax purposes (unless the Optionee has provided for payment of those taxes to the Company in another manner permitted under this Agreement). At the time of exercise, the Optionee shall pay to the Company the Option price per share set forth in Section 1 times the number of vested shares as to which the Option is being exercised. The Optionee shall make such payment by delivering
(a) cash, (b) a cashier's check, (c) shares of Common Stock having a Fair Market Value equal to the aggregate exercise price, (d) cancellation of the Option with respect to a certain number of the vested shares of Common Stock sought to be exercised, which number of shares to be canceled is derived by dividing the aggregate exercise price pertaining to the option shares sought to be exercised by the Fair Market Value of a share of Common Stock, or (e) any other consideration that the Board of Directors determines is consistent with applicable law. If the Option is exercised in full, the Optionee shall surrender this Agreement to the Company for cancellation. If the Option is exercised in part, the Optionee shall surrender this Agreement to the Company so that the Company may make appropriate notation hereon or cancel this Agreement and issue a new agreement representing the unexercised portion of the Option.

     For purposes of illustration, clause (d) operates as follows: assuming an exercise price of $7.00 per share and a Fair Market Value of $10.00 per share on the date of exercise, if options to acquire 100,000 shares are sought to be exercised, then 70,000 of the 100,000 options are canceled (as the payment of the exercise price for the 100,000 options), and only 30,000 shares

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would be issued to the Optionee. No further consideration is paid to the Company with respect to the exercise of these 100,000 options.

     If the shares of Common Stock issued upon the exercise of the Option are covered by an effective registration statement under the Securities Act of 1933, as amended, the Option may be exercised by a broker-dealer acting on behalf of the Optionee if (i) the broker-dealer has received from the Optionee or the Company a fully- and duly-endorsed agreement evidencing the Option, (ii) the Optionee has delivered Optionee's signed instructions to the broker-dealer and the Company directing the Company to deliver the shares of Common Stock to be issued upon exercise of the Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited,
(iii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, (iv) the broker-dealer delivers to the Company the aggregate exercise price in accordance with the first paragraph of this Section 3, and (v) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

     Subject to Section 9, the Company shall promptly issue and deliver a certificate representing the number of shares of Common Stock as to which the Option has been exercised after the Company receives a notice of exercise and upon receipt by the Company of the aggregate exercise price and any tax withholding as may be requested.

     4. Who May Exercise. The Option shall be exercisable during the lifetime of the Optionee only by the Optionee or by any permitted transferee (see Section
8). To the extent exercisable after the Optionee's death, the Option shall be exercised only by the Optionee's representatives, executors, successors, or beneficiaries.

     5. Expiration of Option. The Option shall expire, and shall not be exercisable with respect to any vested shares of Common Stock hereunder as to which the Option has not been exercised, as follows: (a) if Optionee's employment with the Company terminates pursuant to Subsection 8(D)(1)(Employee terminates for "Good Reason") or Subsection 8(E)(Company terminates without "Cause"), on the fifth anniversary of the Award Date; or (b) on the first to occur of the fifth anniversary of the Award Date or 18 months from the applicable "Date of Termination" (as defined in Subsection 8(I) of the Employment Agreement) if Optionee's employment with the Company terminates pursuant to Subsection 8(A)(Employee's death), Subsection 8(B)(Company terminates because of Employee's incapacity), Subsection 8(D)(2)(Employee terminates because of poor health), Subsection 8(F)(Employee terminates upon notice), or Subsection 8(G)(Company terminates for "Non-Performance"), of the Employment Agreement; or (c) the first to occur of the fifth anniversary of the Award Date or 90 days from the applicable "Date of Termination" if Optionee's employment with the Company terminates pursuant to Subsection 8(C)(Company terminates for "Cause").

     6. Tax Withholding. Any provision of this Agreement to the contrary notwithstanding, the Company may take such steps as it reasonably deems necessary or desirable for the withholding of any taxes that it is required by law or regulation of any governmental

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authority, federal, state or local, domestic or foreign, to withhold in connection with any of the shares of Common Stock subject hereto.

     7. Dilution; Change of Control. The number of shares of Common Stock subject to the Option and the Option price therefor set forth in Section 1 shall be subject to adjustment for any Dilutive Event (as defined below). Appropriate adjustment, reasonably satisfactory to the Optionee, will be made to the terms of this Agreement to preserve the relative rights of Optionee and the Company under this Agreement in the event of any other significant corporate transaction or Change of Control. If a Change of Control occurs and, as a part of such Change of Control, shares of stock, other securities, cash, or property shall be issuable or deliverable in exchange for Common Stock, then the Optionee shall be entitled to purchase or receive (in lieu of the shares of Common Stock that the Optionee would otherwise be entitled to purchase or receive hereunder), the number of shares of stock, other securities, cash, or property to which that number of shares of Common Stock would have been entitled in connection with such Change of Control (and, at an aggregate exercise price equal to the aggregate exercise price hereunder that would have been payable if that number of shares of Common Stock had been purchased on the exercise of the Option immediately before the consummation of the Change of Control).

     8. Transfer of Option. The Optionee shall not, directly or indirectly, sell, transfer, pledge, encumber, or hypothecate ("Transfer") the Option or the rights and privileges pertaining thereto other than by will or the laws of descent and distribution, except, (a) to a pension or retirement plan or trust established for estate planning purposes, in each case, established for the benefit of Optionee or (b) with respect to any vested shares under the Option, to a bank or other financial institution reasonably acceptable to the Company. Furthermore, the Option is fully transferable with respect to 40% of the option shares subject thereto, once the Option is fully vested. Any permitted transferee to whom the Optionee shall Transfer the Option pursuant to this
Section 8 shall agree to be bound by this Agreement. Except in connection with Transfers contemplated by clause (b) of this Section 8, the Option is not liable for or subject to, in whole or in part, the debts, contracts, liabilities, or torts of the Optionee, nor shall it be subject to garnishment, attachment, execution, levy, or other legal or equitable process.

     9. Certain Legal Restrictions. The Company shall not be obligated to sell or issue any shares of Common Stock upon the exercise of the Option or otherwise unless, in the opinion of counsel for the Company, the issuance and delivery of such shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of the Common Stock may then be listed. As a condition to the exercise of the Option or the sale by the Company of any additional shares of Common Stock to the Optionee, the Company may require the Optionee to make such representations, warranties, covenants, and agreements as may be necessary to assure the compliance with applicable federal or state securities laws. The Company shall not be liable for refusing to sell or issue any shares if the Company cannot obtain authority from the appropriate regulatory bodies deemed by the Company to be necessary to lawfully sell or issue such shares. In addition, the Company shall have no obligation to the Optionee, express or implied, to list, register, or otherwise qualify any of the Optionee's shares of Common Stock. The shares of Common Stock issued upon the exercise of

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the Option may not be transferred except in accordance with applicable federal or state securities laws. At the Company's election, the certificate evidencing shares of Common Stock issued to the Optionee may be legended as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

Also, if applicable, a legend evidencing any Transfer restrictions imposed by this Agreement may also, at the Company's election, be affixed to the shares of Common Stock issued to the Optionee.

     10. Covenants.

     (a) Information. The Optionee shall furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

     (b) Registration Rights. The Optionee shall have the registration rights described in Annex A.

     11. Definitions.

     The following terms as used in this Agreement shall have the stated meanings:

     (a) Acquiring Person. An "Acquiring Person" shall mean any Person (including any "person" as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that, together with all Affiliates and Associates of such Person, is the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 10% or more of the outstanding Common Stock. The term "Acquiring Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or subsidiary of the Company, any Person to the extent such Person is holding Common Stock for or pursuant to the terms of any such plan, or Optionee or any Affiliate or Associate of Optionee. For the purposes of this Agreement, a Person who becomes an Acquiring Person by acquiring beneficial ownership of 10% or more of the Common Stock at any time after the date of this Agreement shall continue to be an Acquiring Person whether or not such Person continues to be the beneficial owner of 10% or more of the outstanding Common Stock.

     (b) Affiliate and Associate. "Affiliate" and "Associate" shall have the respective

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meanings ascribed to such terms in Rule 12b-2 of the General Rules and
Regulations under the Exchange Act in effect on the date of this Agreement.

     (c) Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

         (i)   Any Sale of the Company or any Material Subsidiary; or

         (ii) Any Acquiring Person has become the beneficial owner of securities which, when added to any securities already owned by such person, would represent in the aggregate 25% or more of the then-outstanding securities of the Company that are entitled to vote to elect any class of directors;

         (iii) If at any time, the Continuing Directors then serving on the Board of Directors of the Company cease for any reason to constitute at least a majority thereof; or

         (iv) Any occurrence that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or any successor rule or regulation promulgated under the Exchange Act.

     (d) Continuing Director. A "Continuing Director" shall mean a director of the Company who (i) is not an Acquiring Person or an Affiliate or Associate thereof, or a representative of an Acquiring Person or nominated for election by an Acquiring Person, and (ii) was either a member of the Board of Directors of the Company on the date of this Agreement or subsequently became a director of the Company and whose initial election or initial nomination for election by the Company's shareholders was approved by a majority of the Continuing Directors then on the Board of Directors of the Company.

     (e) Dilutive Event. A "Dilutive Event" shall mean any of the following events that results in dilution to the shares of Common Stock acquired or acquirable upon exercise of the Option: any increase or decrease in the shares of Common Stock or any other capital stock of the Company or any change or exchange of any such securities for a different number or kind of securities, any of which results from one or more stock splits, reverse stock splits, stock dividends, any issuance of capital stock by the Company for less than Fair Market Value, recapitalizations, reorganizations, or other corporate actions with a similar effect. A Dilutive Event shall not include, however, among other things: (a) the issuance or exercise of options pursuant to an option plan established by the Company for the benefit of the Company's directors or its employees or the employees of its subsidiaries; or (b) any issuance of capital stock by the Company for at least Fair Market Value or any issuance or grant to any person or entity of any right to subscribe for or to purchase any capital stock or securities convertible into any capital stock of the Company for at least Fair Market Value.

     (f) Fair Market Value. "Fair Market Value" shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the trading day immediately prior to the date specified as reported by The

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Nasdaq Stock Market or by the principal national stock exchange on which the
Common Stock is then listed or if The Nasdaq Stock Market or the principal national stock exchange on which the Common Stock is then listed is not open for trading that day, on the trading day immediately preceding. If there is no reported price information for the Common Stock, the Fair Market Value will be determined by the Board of Directors of the Company, in its good faith discretion. In making such determination, the Board of Directors may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

     (g) Material Subsidiary. A "Material Subsidiary" shall mean any majority-owned subsidiary of the Company that is material to the business of the Company, taken as a whole, and that is engaged in the digital data distribution business or other business involving a concept primarily fostered by Optionee.

     (h) Person. A "Person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an incorporated organization, or a government or political subdivision thereof and any other entity. A Person, together with that Person's Affiliates and Associates, and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate, or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting, or disposing of securities of the Company with that Person, shall be deemed a single "Person."

     (i) Sale. A "Sale" occurs with respect to the Company or a Material Subsidiary, as applicable, if it engages in a merger, consolidation, recapitalization, reorganization, or sale, lease, license, transfer, or other effective disposition of all or substantially all of the Company's or Material Subsidiary's assets and the Company or its shareholders or Affiliates immediately before such transaction beneficially own, immediately after or as a result of such transaction, equity securities of the surviving or acquiring corporation or such corporation's parent corporation possessing less than fifty one percent (51%) of the voting power of the surviving or acquiring Person or such Person's parent corporation, provided that a Sale shall not be deemed to occur upon any public offering or series of such offerings of securities of the Company or a Material Subsidiary that results in any such change in beneficial ownership.

     12. Miscellaneous.

     (a) The granting of the Option herein shall impose no obligation upon the Optionee to exercise the Option or any part thereof. Nothing herein contained shall affect the right of the Company to terminate the employment of the Optionee at any time, with or without Cause (as such term is defined in the Employment Agreement), or shall be deemed to create any rights to employment on the part of the Optionee.

     (b) The rights and obligations arising under this Agreement are not intended to and do not affect the relationship that otherwise exists between the Company and the Optionee as an employee. Moreover, this Agreement is not intended to and does not amend any existing contract between the Company and the Optionee relating to the Optionee's position as an employee; to the

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extent there is a conflict between this Agreement and such a contract, such contract shall govern and take priority.

     (c) Neither the Optionee nor any Person claiming under or through the Optionee shall be or shall have any of the rights or privileges of a shareholder of the Company in respect of any of the shares issuable upon the exercise of the Option herein unless and until certificates representing such shares shall have been issued and delivered to the Optionee or such Optionee's agent.

     (d) Any notice to be given to the Company under the terms of this Agreement or any delivery of the Option herein to the Company shall be addressed to the Company at its principal executive offices, and any notice to be given to the Optionee shall be addressed to the Optionee at the address of the Company's principal executive offices, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given upon receipt.

     (e) Subject to the limitations herein on the transferability by the Optionee of the Option and any shares of Common Stock issued upon exercise hereof, this Agreement shall be binding upon and inure to the benefit of the assignees, representatives, executors, successors, or beneficiaries of the parties hereto.

     (f) THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     (g) If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable, or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

     (h) All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend, or describe the scope or intent of any provisions of this Agreement.

     (i) The parties shall execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

     (j) This Agreement and the Employment Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior written and prior or contemporaneous oral agreements and understandings pertaining hereto and thereto.

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     (k) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement, or condition.

     (l) This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

     (m) In addition to all other rights or remedies available at law or in equity, the Company shall be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Agreement.

     (n) The Optionee's spouse joins this Agreement for the purpose of agreeing to and accepting the terms of this Agreement and to bind any community property interest he or she has or may have in the Option, any vested portion or any unvested portion of the Option, any shares of Common Stock acquired upon exercise of the Option, and any other shares of Common Stock held by the Optionee.

     13. Arbitration. The Company and the Optionee agree to the resolution by binding arbitration of all claims, demands, causes of action, disputes, controversies, or other matters in question ("Claims") arising under this Agreement, whether sounding in contract, tort, or otherwise and whether provided by statute or common law. This Agreement to arbitrate shall not limit the Company's or the Optionee's rights to seek equitable relief, including, but not limited to, injunctive relief and specific performance, in a court of law. The Claims shall be submitted to arbitration and finally settled under the applicable rules of the American Arbitration Association ("AAA") in effect at the time the written notice of the Claim is received. An arbitrator shall be selected in the manner provided for in such rules of the AAA, except that the parties agree that the arbitrator shall be an attorney licensed in the state where the arbitration is being conducted. If any party refuses to honor its obligations under this agreement to arbitrate, the other party may compel arbitration in either federal or state court. The arbitrator will have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this agreement to arbitrate, including, but not limited to, any claim that all or part of this Agreement is void or voidable and any claim that an issue is not subject to arbitration. The arbitration will be held in Dallas County, Texas. The arbitrator shall issue a written decision that identifies the factual findings and principles of law upon which any award is based. The award and findings of such arbitrator shall be conclusive and binding upon the parties, and judgment upon such award may be entered in any court of competent jurisdiction. Any and all of the arbitrator's orders, decisions, and awards may be enforceable in, and judgment upon any award rendered by the arbitrator may be confirmed and entered by, any federal or state court having jurisdiction. The Company shall pay all costs and expenses of its advisors, and the Optionee shall pay all costs and expenses of his advisors. The costs and expenses of the arbitration proceedings will be paid by the non-prevailing party or as the arbitrator otherwise determines. Discovery will be permitted to the extent directed by the arbitrator. THE OPTIONEE UNDERSTANDS THAT BY AGREEING TO SUBMIT CLAIMS TO ARBITRATION, HE GIVES UP THE RIGHT TO SEEK A TRIAL BY COURT OR JURY AND THE RIGHT TO AN APPEAL

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FROM ANY ERRORS OF THE COURT AND FORGOES ANY AND ALL RELATED RIGHTS HE MAY
OTHERWISE HAVE UNDER FEDERAL AND STATE LAWS.


                                    THE COMPANY:

                                    AMTECH CORPORATION
                                    d/b/a AMTC CORPORATION


                                    /s/ Steve M. York
                                    -----------------
                                    Steve M. York
                                    Senior Vice President, Chief Financial
                                    Officer, and Treasurer

                                    Date:  August 11, 1998
                                           ---------------



                                    OPTIONEE:

                                    /s/ David P. Cook
                                    -----------------
                                    David P. Cook

                                    Date:  August 11, 1998
                                           ---------------



                                    OPTIONEE'S SPOUSE:

                                    /s/ Cheryl G. Cook
                                    ------------------
                                    Cheryl G. Cook

                                    Date:  August 11, 1998
                                           ---------------

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                                    ANNEX A

     1. Shares. As used herein, the term "Shares" shall mean the shares of Common Stock issuable under the Stock Option Agreement to which this Annex A is attached.

     2. Demand Registration Rights. (a) From and after the occurrence of a Change of Control, at any time prior to the seventh anniversary of the date hereof, the Optionee shall be entitled to make up to four demands (but not more than one per calendar year) to the Company to effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of the Shares (provided that the Shares proposed to be sold by the Optionee represent, in the aggregate, more than 15% of the total number of Shares). Each such demand request shall specify the number of Shares proposed to be sold. Subject to Subsection 2(c), upon the receipt of such demand, the Company shall prepare and file with the Securities and Exchange Commission (the "SEC") within 30 days of the receipt of the demand ("Required Filing Date"), a registration statement on the applicable form (most likely Form S-3 or Form S-8) under the Securities Act covering the Shares and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after such filing, and shall file such post-effective amendments to such registration statement in order for it to remain effective without lapse until 120 days following the registration of the Shares or the sale of all the Shares, whichever is earlier. The Company shall pay the expenses described in Section 5 for the registration pursuant to this Section 2. Up to two of the demand registrations may take the form of a managed underwriting, and the balance will take the form of a shelf registration pursuant to Rule 415 under the Securities Act ("Shelf Registration"). If the registration of the Shares is to take the form of a managed underwriting, then the Company and the Optionee shall act in good faith and reasonably to mutually select the managing underwriter.

     (b) A registration will not count as one of the four demand registrations under Subsection 2(a) until it has become effective (unless the Optionee withdraws all of his Shares and the Company has performed its obligations hereunder in all material respects, in which case such demand will count as a demand registration unless the Optionee pays all registration expenses in connection with such withdrawn registration); provided, that if, after it has become effective, an offering of Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a demand registration.

     (c) The Company may defer the filing (but not the preparation) of a registration statement required by Subsection 2(a) until a date not later than 60 days after the Required Filing Date (or, if longer, 120 days after the effective date of the registration statement contemplated by clause (ii) below) if (i) at the time the Company receives the demand request, the Company or any of its majority-owned subsidiaries is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required at that time if such registration statement were not filed), and the Board of

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

Directors of the Company determines in good faith that such disclosure would be materially detrimental to the Company and its stockholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, or (ii) prior to receiving the demand request, the Board of Directors had determined to effect a registered underwritten public offering of the Company's securities for the Company's account and the Company had taken substantial steps (including selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Subsection shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Company's account is abandoned. In order to defer the filing of a registration statement pursuant to this Subsection, the Company shall promptly (but in any event within 10 business days of receipt of the demand request), deliver to the Optionee a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Subsection and a general statement of the reason for such deferral and an approximation of the anticipated delay. Upon receipt of such certificate, the Optionee may withdraw the demand request, and if withdrawn, the demand request shall be deemed not to have been made for all purposes of this Agreement.

     (d) Suspension of Use of Resale Shelf Registration Statements. The Company shall be entitled, at any time and from time-to-time, to suspend the offer and sale of Shares in connection with a Shelf Registration, if the Company determines in good faith, that any such offer or sale could materially interfere with bona fide financing, acquisition, or other material business plans of the Company or would require disclosure of non-public information, the premature disclosure of which could materially adversely affect the Company. Such suspension will be in effect until the earlier of the date on which the Company determines in good faith that (i) any such offer or sale could not materially interfere with such bona fide financing, acquisition, or other material business plans of the Company; or (ii) full disclosure of such non-public information has been made, provided that such suspensions will not in any event exceed 120 days without the consent of the Optionee. If the Company determines to suspend the offer and sale of Shares pursuant to this Subsection 2(d), the Company shall promptly notify the Optionee of the date on which such suspension shall take effect, and the Optionee shall suspend the use of such registration statement upon receipt of such notification. If the Company shall suspend a Shelf Registration pursuant to this Subsection 2(d), then the Company shall extend the effectiveness of the applicable registration statement by the same number of days comprising the suspension period.

     3. Piggyback Registrations. (a) At any time prior to the seventh anniversary of the date hereof, each time the Company proposes to register any of its equity securities (other than securities registered to effect the acquisition of or combination with another Person under Form S-4 (or successor form)) under the Securities Act for sale to the public (whether for the account of the Company or the account of any securityholder of the Company) and the form of registration statement to be used permits the registration of the Shares, the Company shall give prompt written notice to the Optionee (which notice shall be given not less than 30 days prior to the anticipated filing date of the Company's registration statement), which notice shall offer the Optionee the opportunity to include any or all of his Shares in such registration statement, subject

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

to the limitations contained in Subsection 3(b) hereof. The Optionee shall advise the Company in writing of his desire to have Shares included in such registration statement (stating the number of shares desired to be registered) within 20 days after the date of such notice from the Company. The Optionee shall have the right to withdraw such request for inclusion of such Shares in any registration statement pursuant to this Subsection 3(a) by giving written notice to the Company of such withdrawal. Subject to Subsection 3(b) below, the Company shall include in such registration statement all such Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

     (b) If the registration statement is being filed with respect to a public offering that is a managed underwriting and if the managing underwriter advises the Company that the inclusion of such Shares would materially and adversely affect the price or success of the offering, then (i) the number of the Optionee's Shares to be included in the registration statement shall be reduced to the extent necessary, in the judgment of the managing underwriter, to eliminate such material adverse effect. If, as a result of the provisions of this Subsection 3(b), the Optionee shall not be entitled to include all Shares in a registration that the Optionee has requested to be so included, the Optionee may withdraw the Optionee's request to include Shares in such registration statement.

     4. Optionee's Requirements. The Optionee may not participate in any registration statement under Sections 2 or 3 relating to a managed underwriting unless the Optionee (x) agrees to sell such Optionee's Shares on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that the Optionee shall not be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) the Optionee's ownership of his Shares to be sold or transferred free and clear of all liens, claims, and encumbrances; (ii) the Optionee's power and authority to effect such transfer; and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of the Optionee to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among all Persons selling Shares, and the liability of the Optionee will be in proportion to, and limited to, the net amount received by Optionee from the sale of his Shares pursuant to such registration.

     5.  Registration Procedures.  If and whenever the Company is required by
Section 2 or Section 3 to effect the registration of Shares under the Securities Act, the Company will:

     (a) prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed 120 days in the case of a managed underwriting or two years in the case of a Shelf Registration (the "Effective Period");

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

     (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for the Effective Period as may be reasonably necessary to effect the sale of such securities;

     (c) furnish to the Optionee and to the underwriters of the securities being registered, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as the Optionee and such underwriters may reasonably request in order to facilitate the public offering of such securities;

     (d) use commercially reasonable efforts to register or qualify the Shares covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Optionee or any managing underwriter may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or subject itself to taxation in a jurisdiction where it had not previously been subject to taxation, or take any other action that would subject the Company to service of process in a lawsuit other than one arising out of the registration of the Shares;

     (e) notify the Optionee participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

     (f) notify the Optionee promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

     (g) prepare and file with the SEC, promptly upon the request of the Optionee, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Optionee (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Shares by the Optionee;

     (h) prepare and promptly file with the SEC and promptly notify the Optionee of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

     (i) advise the Optionee, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and

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

promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     6.  Expenses.

     All fees, costs, and expenses of and incidental to such registration and public offering (as further specified below) in connection therewith shall be borne by the Company; provided, however, that the Optionee shall bear Optionee's underwriting discount and commissions and transfer taxes in respect of the sale of Optionee's Shares. The fees, costs, and expenses of registration to be borne by the Company as provided in this Section 6 shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of legal counsel and accountants for the Company, reasonable fees and disbursements of one legal counsel to the Optionee, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified.

     7.  Indemnification.

     (a) The Company will indemnify and hold harmless the Optionee from and against and will reimburse the Optionee with respect to, any and all loss, damage, liability, cost, and expense to which the Optionee may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement relating to an offering or sale of the Shares, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost, or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reasonable reliance upon and in conformity with information furnished by or on behalf of the Optionee in writing specifically for use in the preparation thereof. The Company will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

     (b) The Optionee will indemnify and hold harmless the Company, its directors, officers, employees, and other representatives, any controlling person and any underwriter thereof from and against, and will reimburse the Company, its directors, officers, employees, and other representatives, any controlling person and any underwriter thereof with respect to, any and all loss, damage, liability, cost, or expense to which the Company, its directors, officers, employees, and other representatives, or any controlling person and/or any underwriter thereof may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs, or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement relating to an offering or sale of the Shares, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reasonable reliance upon and in conformity with written information furnished by or on behalf of the Optionee specifically for use in the preparation thereof. The Optionee will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

     (c) Promptly after receipt by an indemnified party pursuant to the provisions of Subsection (a) or (b) of this Section 7 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Subsection (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder, except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend against or compromise such claim. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there are legal defenses available to the indemnified party and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to an indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Subsection (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than costs of investigation, unless
(i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     8. Successors and Assigns. The registration rights set forth herein are personal to the Optionee, except that the Company may, in the exercise of its reasonable discretion, allow permitted transferees of the Option or assignees of the Shares, the benefit of these registration rights, upon such terms and conditions and with such modifications to the provisions of these registration rights as the Company, in its reasonable discretion, may impose. To the extent the Company allows any such transferee the benefit of these rights, such transferee shall also be deemed an "Optionee" for purposes of this Annex A.

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